Exhibit 10.4

$16,705,000.00December _______, 2014

(the “Effective Date”)

Secured Promissory Note

(10-Year Note)

FOR VALUE RECEIVED, the undersigned, STERLING GEORGETOWN, LLC , a Minnesota limited liability company (the “Borrower”), whose address is 1711 Gold Drive South, Suite 100, Fargo, North Dakota 58103, promises to pay Sixteen Million Seven Hundred Five Thousand Dollars and No Cents ($16,705,000.00), together with interest according to the terms of this Secured Promissory Note (this “Note”), to the order of TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and assigns, the “Lender”), whose address is c/o AEGON USA Realty Advisors, LLC, 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Mortgage, as defined in Section 12 below.

1.CONTRACT INTEREST RATE

The principal balance of this Note shall bear interest at the rate of Three and Seventy-Two one-hundredths percent (3.72%) per annum (the “Note Rate”). Interest shall accrue based on twelve thirty-day months.

2.SCHEDULED PAYMENTS

2.1	Prepayment of Interest for the Month of Funding

Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2	Monthly Payments

On the first day of February, 2015 and on the first day of each subsequent calendar month through December, 2024, the Borrower shall pay an installment in the amount of Seventy-Seven Thousand Seventy-Nine Dollars and 36 Cents ($77,079.36). Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3	ACH Payments

The Borrower shall use commercially reasonable efforts to cause regular monthly payments of principal and interest to be made using the Automated Clearing House (ACH) system.

2.4	Final Payment

The Loan shall mature on the first day of January, 2025 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”).

3.BALLOON PAYMENT ACKNOWLEDGMENT

The Borrower acknowledges that the scheduled monthly payments referred to in Section 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.APPLICATION OF MONTHLY PRINCIPAL AND INTEREST PAYMENTS

When the Lender receives a monthly principal and interest payment, the Lender shall apply it first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

are due when a regular monthly payment is received, the Lender shall apply the payment first to accrued interest and then, at its discretion, either to those other amounts or to principal.

5.DEFAULT INTEREST

If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the Maximum Permitted Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.LATE CHARGE

If the Lender does not receive any scheduled monthly principal and interest payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to five percent (5%) of the late payment has accrued. The Borrower shall pay any such late charge on or before the tenth (10th) day of the calendar month following the month during which the late payment was scheduled to have been received. Interest on unpaid late charges shall, at the Lender’s discretion, accrue at the Note Rate beginning on the first day of the calendar month following their accrual.

7.PREPAYMENT

This Note is closed to prepayment prior to and during the first twelve (12) full calendar months of its term (the “Lock Period”). Thereafter, subject to any restriction set forth in the Loan Agreement (as hereinafter defined) the principal balance of this Note may be prepaid in whole upon not less than sixty (60) days’ prior written Notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the “Prepayment Premium Amount”) equal to the greater of (A) one percent (1%) of the prepayment amount and (B) the amount (the “Yield Protection Amount”) calculated in accordance with the next succeeding paragraph of this Note.

Unless the one percent minimum prepayment premium applies, the “Prepayment Premium Amount” is the amount by which the present value of scheduled Loan payments (the “Total Present Value”) on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of this Note, including the “balloon” payment due at this Note’s maturity, shall be discounted to its present value as of the prepayment date. For this purpose, the Lender shall use a discount rate 50 basis points over the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as published by The Wall Street Journal on its website, or if The Wall Street Journal ceases to publish such yields, as published by another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities) equal to the interpolated average yield of U.S. Treasury Securities having the same average life as the remaining average life of the Loan (the “Prepayment Treasury Rate”). The Lender shall interpolate the yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of this Note, and the yield on the instrument whose maturity date most closely succeeds that of this Note.

The Prepayment Treasury Rate shall be determined as of five (5) Business Days (as defined in the Mortgage) before the date of the prepayment. The sum of these present value amounts equals the Total Present Value of a prepayment in full. If the prepayment is a partial prepayment, the Total Present Value equals the sum of these present value amounts multiplied by a fraction, the numerator of which is

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

the principal amount to be prepaid and the denominator of which is the principal balance of the Loan as of the date of prepayment.

Voluntary partial prepayments shall be prohibited.

As further described in the Loan Agreement, this Note may not be prepaid without a simultaneous prepayment, in full, of the “15-Year Note,” as defined in the Loan Agreement.

8.PERMITTED PAR PREPAYMENTS

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:

(a)	any prepayment in full of the Loan made no more than ninety (90) days before the Maturity Date; and
(b)

any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds.

9.DEFAULT

A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required installment of principal and interest on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable costs and expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute indebtedness evidenced by this Note, shall be payable on demand, and shall bear interest at the Default Rate. Such fees, costs and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Mortgage, including all of the Lender’s reasonable attorneys’ fees, costs and expenses and all property appraisal costs and witness fees.

10.ACCELERATION

If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees, costs and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen solely from a failure by the Borrower to make a regular scheduled monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days’ advance Notice of its intent to do so.

If the subject Default is a Curable Non-Monetary Default, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

Except as expressly described in this Section, no Notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.

11.PREPAYMENT FOLLOWING ACCELERATION

Any Default resulting in the acceleration of the Indebtedness evidenced by this Note shall be presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium.

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

Accordingly, if the Indebtedness is accelerated, any amounts tendered to repay the accelerated Indebtedness, or realized by the Lender through its remedies following acceleration, shall be subject to either (a) if the prepayment is tendered or realized during the Lock Period, a premium equal to the greater of (x) ten percent (10%) of the amount so tendered or realized and (y) the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date), or (b) if the prepayment is tendered or realized thereafter, the prepayment premium that would have been applicable under Section 7 in respect of a voluntary prepayment (calculated from the date of acceleration through the Maturity Date).

12.SECURITY

This Note is secured by a Mortgage, Security Agreement and Fixture Filing (the “Mortgage”) granted by the Borrower to the Lender, mortgaging certain real property (the “Real Property”) located in Anoka County and Ramsey County, Minnesota, and granting a security interest in certain fixtures and personal property, and by an Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Mortgage. The Real Property is further described in a Loan Agreement dated as of the date hereof (the “Loan Agreement”).  Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.RECOURSE TO BORROWER

The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by this Note against the Borrower except through recourse to the Property (as defined in the Mortgage), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14.

14.CARVEOUT OBLIGATIONS

The “Carveout Obligations” are (a) the obligation to repay any portion of the Indebtedness evidenced by this Note that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness evidenced by this Note, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts.

14.1The Carveouts

The “Carveouts” are:

(a)	Fraud or material written misrepresentation.
(b)

Waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence).

(c)	Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), Insurance Proceeds or Condemnation Proceeds.
(d)

Failure to turn over to the Lender all tenant security deposits and tenant letters of credit required to be held by the Borrower under the terms of the Leases on or prior to the date on which the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(e)	Failure to pay property taxes, assessments or other lienable Impositions to the taxing authority prior to their due date or to the Lender to the extent such Impositions have

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

accrued on the date the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(f)	Failure to maintain insurance coverage that meets the requirements set forth in the Loan Documents.
(g)	The cost to the Lender of the forced placement of insurance, as permitted under the Loan Documents.
(h)	Failure to pay to the Lender all Termination Payments.
(i)

Failure to pay to the Lender all Rents, income and profits (including any rent collected more than one month in advance, or any rent for the last month of the lease term, under any Lease in force at the time of Default), net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default.

(j)	Removal from the Real Property of Fixtures or Personal Property, unless replaced in a commercially reasonable manner.
(k)	The out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Lender has received a Qualified Offer.
(l)	Executing, terminating or amending a Lease in violation of the Loan Documents.
(m)	Any liability of the Borrower under the Environmental Indemnity Agreement.
(n)

The inability of the Brighton Village Parcel to be restored or repaired under applicable laws or ordinances to the fullest extent necessary to maintain the use, value or income of the Brighton Village Parcel immediately prior to such casualty or destruction (provided, however, that such inability shall not, in and of itself, cause a Default if a Default has not otherwise occurred under the Loan Documents).

(o)

Any cost, expense or liability to Lender arising out of Lender’s payment or discharge of the Roseville Special Assessment occurring after a foreclosure sale, acceptance of a deed-in-lieu of foreclosure, or other succession to title to the Roseville Parcel by Lender.

14.2Exculpation Void

The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by this Note shall be void without Notice if any of the following occurs:

(a)	The Borrower voluntarily transfers the Property or creates any material voluntary lien on the related parcel in violation of the Mortgage.
(b)	The Borrower causes or allows the filing of an involuntary bankruptcy petition under Title 11 of the United States Code in collusion with creditors other than the Lender.
(c)

The Borrower files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not made a Qualified Offer prior to the filing.

(d)	After the Lender accepts a Qualified Offer, the Borrower defaults in fulfilling the terms of the accepted Qualified Offer.

15.SEVERABILITY

If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void.

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.WAIVER

Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.

The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness evidenced by this Note; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.VARIATION IN PRONOUNS

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18.WAIVER OF JURY TRIAL

THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.OFFSET RIGHTS

In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20.COMMERCIAL LOAN

The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the funds evidenced by this Note will be used solely in connection with such purposes.

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

21.REPLACEMENT OR BIFURCATION OF NOTE

If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

22.GOVERNING LAW

This Note shall be construed and enforced according to, and governed by, the laws of Minnesota without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.TIME OF ESSENCE

In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.NO ORAL AGREEMENTS

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

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Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date.

STERLING GEORGETOWN, LLC, a Minnesota limited liability company

By:
Bradley J. Swenson President and Chief Manager

Promissory Note – 10 year Note

Sterling Minnesota Portfolio, Minnesota
AEGON Loan No. 10514235